EXHIBIT 10.14
OPTION CERTIFICATE
Optionee:
     This Option and any securities issued upon exercise of this Option are subject to restrictions on voting and transfer and requirements of sale and other provisions as set forth in the Stockholder Agreement among West Corporation and certain investors, dated as of October 24, 2006, as amended from time to time (the “Stockholder Agreement”) and in the and Registration Rights and Coordination Agreement referred to therein (the “Registration Rights and Coordination Agreement”). This Option and any securities issued upon exercise of this Option constitute an Option and Shares, respectively, as defined in the Stockholder Agreement.
WEST CORPORATION
STOCK OPTION
CERTIFICATE
     This stock option agreement (the “Agreement”) is hereby entered into between West Corporation, a Delaware corporation (the “Company”), and the Optionee pursuant to the Company’s 2006 Executive Incentive Plan, as amended from time to time (the “Plan”). For the purpose of this Agreement, the “Grant Date” shall mean ___, 2006.
1.	Grant of Option. This Agreement evidences the grant by the Company on the Grant Date to the Optionee of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, [ ] shares of Class A Common Stock of the Company, par value $.001 per share (the “Shares”), at $[ ] per share (the “Option”).

The Option evidenced by this certificate is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”).

2.	Vesting. During the Optionee’s Employment, the Option will vest and become exercisable with respect to 20% of the Shares subject to the Option on each of the first through fifth anniversaries of the Grant Date.

3.	Exercise of Option. Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor or administrator or by the Person or Persons to whom this Option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and made pursuant to and in accordance with the terms and conditions set forth in the Plan. The latest date on which this Option may be exercised (the “Final Exercise Date”) is the date which is the tenth (10th) anniversary of the Grant Date, subject to earlier termination in accordance with the terms and provisions of the Plan and this Agreement.

4.	Effect of Certain Transactions. In the event of a Corporate Transaction (as defined in the Plan) or a Change of Control (as defined in the Plan), the terms of Article 7 of the Plan shall control.

5.	Representations and Warranties of Optionee.

Optionee represents and warrants that:
(a)	Authorization. Optionee has full legal capacity, power, and authority to execute and deliver this Agreement and to perform Optionee’s obligations hereunder. This Agreement has been duly executed and delivered by Optionee and is the legal, valid, and binding obligation of Optionee enforceable against Optionee in accordance with the terms hereof.

(b)	No Conflicts. The execution, delivery, and performance by Optionee of this Agreement and the consummation by Optionee of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which Optionee is subject, (ii) violate any order, judgment or decree applicable to Optionee, or (iii) conflict with, or result in a breach of default under, any term or condition of any agreement or other instrument to which Optionee is a party or by which Optionee is bound.

(c)	No Other Agreements. Except as provided by this Agreement, the Stockholder Agreement, the Registration Rights and Coordination Agreement and the Plan, Optionee is not a party to or subject to any agreement or arrangement with respect to the voting or transfer of this Option or the shares of common stock issued upon exercise hereof.

(d)	Thorough Review, etc. Optionee has thoroughly reviewed the Plan, this Agreement, the Stockholders Agreement and the Registration Rights and Coordination Agreement in their entirety. Optionee has had an opportunity to obtain the advice of counsel (other than counsel to the Company or its Affiliates) prior to executing this Agreement, and fully understands all provisions of the Plan and this Agreement.
6.	Other Agreements. Optionee acknowledges and agrees that the shares received upon exercise of this Option shall be subject to the Stockholders Agreement and to the Registration Rights and Coordination Agreement and the transfer and other restrictions, rights, and obligations set forth in those agreements. By executing this Agreement, Optionee hereby becomes a party to and bound by the Stockholders Agreement and the Registration Rights and Coordination Agreement as a [Manager] (as such term is defined in those agreements), without any further action on the part of Optionee, the Company or any other Person.

7.	Legends. Certificates evidencing any shares issued upon exercise of the Option granted hereby may bear the following legends, in addition to any legends which may be required by the Stockholders Agreement or by the Registration Rights and Coordination Agreement:

“The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the “Act”), and may not be sold, assigned, pledged, or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.”

8.	Withholding. No shares will be transferred pursuant to the exercise of this Option unless and until the Person exercising this Option shall have remitted to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements, or shall have made other arrangements satisfactory to the Company with respect to such taxes.

9.	Nontransferability of Option. This Option is not transferable by the Optionee other than by will or the applicable laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee. Subject to the Stockholders Agreement, this Option shall be transferable to the extent permitted by Rule 701 under the Securities Act of 1933, as amended.

10.	Status Change. Upon the termination of the Optionee’s Employment, this Option shall continue or terminate, as and to the extent provided in the Plan.

11.	Effect on Employment. Neither the grant of this Option, nor the issuance of shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company or its Affiliates, affect the right of the Company or its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.

12.	Indemnity. Optionee hereby indemnifies and agrees to hold the Company harmless from and against all losses, damages, liabilities and expenses (including without limitation reasonable attorneys fees and charges) resulting from any breach of any representation, warranty, or agreement of Optionee in this Agreement or any misrepresentation of Optionee in this Agreement.

13.	Provisions of the Plan. This Option is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this Option has been furnished to the Optionee. By exercising all or any part of this Option, the Optionee agrees to be bound by the terms of the Plan and this Option. In the event of any conflict between the terms of this Option and the Plan, the terms of this Option shall control.

14.	Definitions. The initially capitalized terms Optionee and Grant Date shall have the meanings set forth on the first page of this Agreement; initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan and the Stockholders Agreement, and, as used herein, the following terms shall have the meanings set forth below:
     “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

     “Person” shall mean any individual, partnership, corporation, association, trust, joint venture, unincorporated organization or other entity.
15.	General. For purposes of this Option and any determinations to be made by the Administrator hereunder, the determinations by the Administrator shall be binding upon the Optionee and any transferee.
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     IN WITNESS WHEREOF, the Company has caused this Option to be executed under its corporate seal by its duly authorized officer. This Option shall take effect as a sealed instrument.

WEST CORPORATION
By:
Name:
Title:

Dated:
Acknowledged and Agreed